UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 20, 2009 (November 16, 2009)

GASTAR EXPLORATION LTD.
 (Exact Name of Registrant as Specified in Its Charter)

ALBERTA, CANADA	001-32714	98-0570897
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1331 LAMAR STREET, SUITE 1080
HOUSTON, TEXAS 77010
(Address of principal executive offices)

(713) 739-1800
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 Entry into a Material Definitive Agreement

On November 16, 2009, Gastar Exploration Texas, LP (“Gastar Texas”), a wholly owned subsidiary of Gastar Exploration Ltd. (the “Company”), entered into a gas gathering agreement (the “Gathering Agreement”), dated as of November 16, 2009 to be effective as of November 1, 2009, with Hilltop Resort GS, LLC (“Hilltop”), a subsidiary of US Infrastructure LP (“USI”), covering Gastar Texas’ production of natural gas in an area of mutual interest in Leon and Robertson Counties, Texas.  The Gathering Agreement provides for minimum quarterly volumes to be gathered and has an initial term of 15 years commencing on November 1, 2009.  The foregoing description of the Gathering Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreement, a copy of which is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

The Gathering Agreement was entered into concurrent with the sale of the Company’s interests, held by Gastar Texas, in the Gathering System (as defined below), as set forth under Section 2, Item 2.01 “Completion of Acquisition or Disposition of Assets” of this report.  Such information relating to Gastar Texas’ entry into the Hilltop Sale Agreement, the Navasota Sale Agreement and the Presco Sale Agreement (each as defined below) with respect to the sale of the Gathering System is incorporated herein by reference and so disclosed under this Item 1.01.

SECTION 2 – FINANCIAL INFORMATION

ITEM 2.01 Completion of Acquisition or Disposition of Assets

On November 16, 2009, Gastar Texas completed the sale of all of its interest in the Hilltop Resort Gas Gathering System located in Leon and Robertson Counties, Texas (the “Gathering System”).  Gastar Texas entered into a purchase and sale agreement with Hilltop dated as of November 16, 2009 (the “Hilltop Sale Agreement”) pursuant to which Gastar Texas conveyed 70% of its interest in the Gathering System to Hilltop for approximately $19.1 million, net of transaction costs and expenses.  Gastar Texas also entered into purchase and sale agreements, each dated as of November 16, 2009, with two existing working interest owners in the Hilltop area of East Texas, Navasota Resources Ltd., LLP (“Navasota”) and Presco, Inc. (“Presco”), whereby Gastar Texas conveyed the remaining 19% and 11% of its interest in the Gathering System to Navasota and Presco, respectively, for an aggregate $2.6 million, net of working interest owner costs owed to the Company.  The conveyances of Gastar Texas’ 100% interest in the Gathering System occurred simultaneously on November 16, 2009.  Total consideration received by the Company was approximately $21.7 million, net of transaction costs and expenses.

The Gathering System is comprised of 20 miles of natural gas pipeline connected to 24 Company-operated wells, which produce from the middle and lower Bossier and Knowles formations in East Texas.

There are no material relationships, other than in respect of this transaction, between Hilltop or USI and the Company or any of its subsidiaries or affiliates, or any director or officer of the Company, or any associate of any such director or officer.  As previously stated, both Navasota and Presco are non-operating working interest owners with the Company with respect to certain natural gas and oil leases in Leon and Robertson Counties, Texas.

The foregoing descriptions of the Hilltop Sale Agreement, Navasota Sale Agreement and Presco Sale Agreement do not purport to be complete and are qualified in their entirety by reference to the complete text of each such agreement, copies of which are filed as Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4, respectively, to this report and are incorporated herein by reference.

SECTION 7 – REGULATION FD

Item 7.01 Regulation FD Disclosure

On November 17, 2009, the Company issued a release announcing the sale of its 70% interest in the Gathering System to Hilltop, as set forth in Item 2.01 above.  A copy of the press release is “furnished” pursuant to Item 7.01 of this report as Exhibit 99.1 hereto and is incorporated herein by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following is a list of exhibits filed or furnished, as indicated, as part of this Form 8-K:

Exhibit No.	Description of Document

10.1	Gas Gathering Agreement between Gastar Exploration Texas, LP, as Seller, and Hilltop Resort GS, LLC, as Buyer, dated November 16, 2009 and effective as of November 1, 2009.

10.2	Purchase and Sale Agreement between Gastar Exploration Texas, LP, as Seller, and Hilltop Resort GS, LLC, as Buyer, dated November 16, 2009.

10.3	Purchase and Sale Agreement between Gastar Exploration Texas, LP, as Seller, and Navasota Resources LTD., LLP, as Buyer, dated November 16, 2009.

10.4	Purchase and Sale Agreement between Gastar Exploration Texas, LP, as Seller, and Presco, Inc., as Buyer, dated November 16, 2009.

99.1	Press release dated November 17, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GASTAR EXPLORATION LTD.

Date: November 20, 2009	By:	/s/ J. RUSSELL PORTER
J. Russell Porter
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Document

10.1	Gas Gathering Agreement between Gastar Exploration Texas, LP, as Seller, and Hilltop Resort GS, LLC, as Buyer, dated November 16, 2009 and effective as of November 1, 2009.

10.2	Purchase and Sale Agreement between Gastar Exploration Texas, LP, as Seller, and Hilltop Resort GS, LLC, as Buyer, dated November 16, 2009.

10.3	Purchase and Sale Agreement between Gastar Exploration Texas, LP, as Seller, and Navasota Resources LTD., LLP, as Buyer, dated November 16, 2009.

10.4	Purchase and Sale Agreement between Gastar Exploration Texas, LP, as Seller, and Presco, Inc., as Buyer, dated November 16, 2009.

99.1	Press release dated November 17, 2009.